Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-3036
	kim_watkins@intuit.com	kali_fry@intuit.com

Intuit Reports Strong First Quarter Results and Reiterates Full Year Guidance

Global Business Solutions Group Online Ecosystem Revenue Grew 20 percent

MOUNTAIN VIEW, Calif. - November 21, 2024 - Intuit Inc. (Nasdaq: INTU), the global financial technology platform that makes Intuit TurboTax, Credit Karma, QuickBooks, and Mailchimp, announced financial results for the first quarter of fiscal 2025, which ended October 31.
"We've had a strong start to the year as we demonstrate the power of Intuit's AI-driven expert platform strategy. By delivering 'done-for-you' experiences, enabled by AI with access to AI-powered human experts, we continue to fuel the success of consumers and businesses," said Sasan Goodarzi, Intuit's chief executive officer. "Our innovation and the proof points we're observing continue to bolster our confidence in our strategy."
Financial Highlights
For the first quarter, Intuit:
•Grew total revenue to $3.3 billion, up 10 percent.
•Increased Global Business Solutions Group revenue to $2.5 billion, up 9 percent; grew Online Ecosystem revenue to $1.9 billion, up 20 percent.
•Grew Credit Karma revenue to $524 million, up 29 percent.
•Reported Consumer Group revenue of $176 million, down 6 percent, and ProTax Group revenue of $39 million, down 7 percent, as the company lapped the period a year ago that included the extended tax filing deadline for most California filers.
Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.
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Snapshot of First-quarter Results

	GAAP			Non-GAAP
	Q1 FY25	Q1 FY24	Change	Q1 FY25	Q1 FY24	Change
Revenue	$3,283	$2,978	10%	$3,283	$2,978	10%
Operating Income	$271	$307	(12)%	$953	$960	(1)%
Earnings Per Share	$0.70	$0.85	(18)%	$2.50	$2.47	1%

Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).

GAAP results reflect a restructuring charge of $9 million recognized in the quarter related to the organizational changes we announced in July, and a $42 million net loss on a private company investment, included in other long-term investments.

"We delivered strong first quarter fiscal 2025 results across the company driven by our Global Business Solutions Group and Credit Karma," said Sandeep Aujla, Intuit's chief financial officer. "We are confident in delivering double-digit revenue growth and margin expansion this year, and we are reiterating our full year guidance for fiscal 2025."
Business Segment Results
Global Business Solutions Group
Global Business Solutions Group revenue grew to $2.5 billion, up 9 percent, and Online Ecosystem revenue increased to $1.9 billion, up 20 percent.
•Online Services revenue grew 19 percent, driven by growth in money, payroll, and Mailchimp offerings.
•QuickBooks Online Accounting revenue grew 21 percent in the quarter, driven by customer growth, higher effective prices, and mix-shift.
•Total international Online Ecosystem revenue grew 10 percent on a constant currency basis.
Desktop Ecosystem revenue declined 17 percent, reflecting changes the company made to its QuickBooks desktop offerings in early fiscal 2024 to complete the transition to a recurring subscription model, including more frequent product updates.
Credit Karma
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Credit Karma revenue grew 29 percent to $524 million in the quarter, driven by strength in personal loans, auto insurance, and credit cards.
Consumer Group
Consumer Group revenue of $176 million was down 6 percent in the quarter, as the company lapped the period a year ago that included the extended tax filing deadline for most California filers.
Capital Allocation Summary
In the first quarter, the company:
•Reported a total cash and investments balance of approximately $3.4 billion and $6.1 billion in debt as of October 31, 2024.
•Repurchased $570 million of stock, with $4.3 billion remaining on the company's share repurchase authorization.
•Received Board approval for a quarterly dividend of $1.04 per share, payable January 17, 2025. This represents a 16 percent increase per share compared to the same period last year.
Forward-looking Guidance
Intuit reiterated guidance for the full fiscal year 2025. The company expects:
•Revenue of $18.160 billion to $18.347 billion, growth of approximately 12 to 13 percent.
•GAAP operating income of $4.649 billion to $4.724 billion, growth of approximately 28 to 30 percent.
•Non-GAAP operating income of $7.241 billion to $7.316 billion, growth of approximately 13 to 14 percent.
•GAAP diluted earnings per share of $12.34 to $12.54, growth of approximately 18 to 20 percent.
•Non-GAAP diluted earnings per share of $19.16 to $19.36, growth of approximately 13 to 14 percent.
The company also reiterated full fiscal year 2025 segment revenue guidance:
•Global Business Solutions Group: growth of 16 to 17 percent. This includes Online Ecosystem revenue growth of approximately 20 percent, and Desktop Ecosystem revenue growth in the low single digits.
•Consumer Group: growth of 7 to 8 percent.
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•ProTax Group: growth of 3 to 4 percent.
•Credit Karma: growth of 5 to 8 percent.
Intuit announced guidance for the second quarter of fiscal year 2025, which ends January 31. The company expects:
•Revenue of $3.812 billion to $3.845 billion, growth of approximately 13 to 14 percent. The company expects a single digit decline in Consumer Group revenue due to some promotional changes in retail channels largely related to its desktop offering. This only impacts revenue timing and does not impact overall unit or revenue expectations for fiscal year 2025. The company expects Global Business Solutions Group Desktop Ecosystem revenue to return to growth in the second quarter.
•GAAP diluted earnings per share of $0.84 to $0.90.
•Non-GAAP diluted earnings per share of $2.55 to $2.61.
Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on November 21. The conference call can be heard live at https://investors.intuit.com/news-events. Prepared remarks for the call will be available on Intuit’s website after the call ends.

Replay Information
A replay of the conference call will be available for one week by calling 800-839-4198, or 402-220-2988 from international locations. There is no passcode required. The audio call will remain available on Intuit’s website for one week after the conference call.
About Intuit
Intuit is the global financial technology platform that powers prosperity for the people and communities we serve. With approximately 100 million customers worldwide using products such as TurboTax, Credit Karma, QuickBooks, and Mailchimp, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us at Intuit.com and find us on social for the latest information about Intuit and our products and services.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and
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reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contains forward-looking statements, including expectations regarding: forecasts and timing of growth and future financial results of Intuit and its reporting segments; Intuit’s prospects for the business in fiscal 2025; timing and growth of revenue from current or future products and services; Intuit's corporate tax rate; the amount and timing of any future dividends or share repurchases; and the impact of acquisitions and other strategic decisions on our business; as well as all of the statements under the heading “Forward-looking Guidance.”

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the effects of global developments and conditions or events, including macroeconomic uncertainty and geopolitical conditions, which have caused significant global economic instability and uncertainty. Given these risks and uncertainties, persons reading this communication are cautioned not to place any undue reliance on such forward-looking statements. These factors include, without limitation, the following: our ability to compete successfully; potential governmental encroachment in our tax business; our ability to develop, deploy, and use artificial intelligence in our platform and products; our ability to adapt to technological change and to successfully extend our platform; our ability to predict consumer behavior; our reliance on intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risk associated with our ESG and DEI practices; risks associated with acquisition and divestiture activity; the issuance of equity or incurrence of debt to fund acquisitions or for general business purposes; cybersecurity incidents (including those affecting the third parties we rely on); customer or regulator concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent and the success of our hybrid work model; any deficiency in the quality or accuracy of our offerings (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; risk associated with climate change; changes to public policy, laws or regulations affecting our businesses; legal proceedings in which we are involved; fluctuations in the results of our tax business due to seasonality and other factors beyond our control; changes in tax rates and tax reform legislation; global economic conditions (including, without
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limitation, inflation); exposure to credit, counterparty and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; our ability to successfully market our offerings; our expectations regarding the timing and costs associated with our plan of reorganization (“Plan”); risks related to the preliminary nature of the estimate of the charges to be incurred in connection with the Plan, which is subject to change; and risks related to any delays in the timing for implementing the Plan or potential disruptions to our business or operations as we execute on the Plan.
More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2024 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Second-quarter and full-year fiscal 2025 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. Except as required by law, we do not undertake any duty to update any forward-looking statement or other information in this presentation.

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TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31, 2024	October 31, 2023
Net revenue:
Service	$2,889	$2,450
Product and other	394	528
Total net revenue	3,283	2,978
Costs and expenses:
Cost of revenue:
Cost of service revenue	772	707
Cost of product and other revenue	14	15
Amortization of acquired technology	37	38
Selling and marketing	962	769
Research and development	704	680
General and administrative	394	342
Amortization of other acquired intangible assets	120	120
Restructuring	9	—
Total costs and expenses [A]	3,012	2,671
Operating income	271	307
Interest expense	(60)	(65)
Interest and other income, net	2	22
Income before income taxes	213	264
Income tax provision [B]	16	23
Net income	$197	$241

Basic net income per share	$0.70	$0.86
Shares used in basic per share calculations	280	280

Diluted net income per share	$0.70	$0.85
Shares used in diluted per share calculations	283	283

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income for the periods shown.

	Three Months Ended
(In millions)	October 31, 2024	October 31, 2023
Cost of revenue	$111	$101
Selling and marketing	137	123
Research and development	161	161
General and administrative	102	110
Total share-based compensation expense	$511	$495

[B]We compute our provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period.
We recognized excess tax benefits on share-based compensation of $28 million in our provision for income taxes for each of the three months ended October 31, 2024 and 2023.
Our effective tax rate for the three months ended October 31, 2024 was approximately 8%. Excluding discrete tax items primarily related to share-based compensation, our effective tax rate was approximately 24%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
Our effective tax rate for the three months ended October 31, 2023 was approximately 9%. Excluding discrete tax items primarily related to share-based compensation, our effective tax rate was approximately 24%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
In the current global tax policy environment, the U.S. and other domestic and foreign governments continue to consider, and in some cases enact, changes in corporate tax laws. As changes occur, we account for finalized legislation in the period of enactment.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	Year to Date
GAAP operating income (loss)	$271	$—	$—	$—	$271
Amortization of acquired technology	37	—	—	—	37
Amortization of other acquired intangible assets	120	—	—	—	120
Restructuring	9	—	—	—	9
Net (gain) loss on executive deferred compensation plan liabilities [A]	5	—	—	—	5
Share-based compensation expense	511	—	—	—	511
Non-GAAP operating income (loss)	$953	$—	$—	$—	$953

GAAP net income (loss)	$197	$—	$—	$—	$197
Amortization of acquired technology	37	—	—	—	37
Amortization of other acquired intangible assets	120	—	—	—	120
Restructuring	9	—	—	—	9
Net (gain) loss on executive deferred compensation plan liabilities [A]	5	—	—	—	5
Share-based compensation expense	511	—	—	—	511
Net (gain) loss on debt securities and other investments [B]	42	—	—	—	42
Net (gain) loss on executive deferred compensation plan assets [A]	(4)	—	—	—	(4)
Income tax effects and adjustments [C]	(208)	—	—	—	(208)
Non-GAAP net income (loss)	$709	$—	$—	$—	$709

GAAP diluted net income (loss) per share	$0.70	$—	$—	$—	$0.70
Amortization of acquired technology	0.13	—	—	—	0.13
Amortization of other acquired intangible assets	0.42	—	—	—	0.42
Restructuring	0.03	—	—	—	0.03
Net (gain) loss on executive deferred compensation plan liabilities [A]	0.02	—	—	—	0.02
Share-based compensation expense	1.80	—	—	—	1.80
Net (gain) loss on debt securities and other investments [B]	0.15	—	—	—	0.15
Net (gain) loss on executive deferred compensation plan assets [A]	(0.02)	—	—	—	(0.02)
Income tax effects and adjustments [C]	(0.73)	—	—	—	(0.73)
Non-GAAP diluted net income (loss) per share	$2.50	$—	$—	$—	$2.50

Shares used in GAAP diluted per share calculations	283	—	—	—	283

Shares used in non-GAAP diluted per share calculations	283	—	—	—	283
[A]    During the first quarter of fiscal 2025, we began to exclude from non-GAAP measures both the gains and losses on executive deferred         compensation plan liabilities, and the related gains and losses on executive deferred compensation plan assets. Prior periods have not been reclassified as the amounts are not material.
[B]    During the three months ended October 31, 2024, we recognized a $42 million net loss on other long-term investments.
[C]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and tax benefits related to share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$307	$369	$3,105	$(151)	$3,630
Amortization of acquired technology	38	36	36	36	146
Amortization of other acquired intangible assets	120	120	120	123	483
Restructuring [A]	—	—	—	223	223
Professional fees for business combinations	—	—	—	5	5
Share-based compensation expense	495	475	451	494	1,915
Non-GAAP operating income (loss)	$960	$1,000	$3,712	$730	$6,402

GAAP net income (loss)	$241	$353	$2,389	$(20)	$2,963
Amortization of acquired technology	38	36	36	36	146
Amortization of other acquired intangible assets	120	120	120	123	483
Restructuring [A]	—	—	—	223	223
Professional fees for business combinations	—	—	—	5	5
Share-based compensation expense	495	475	451	494	1,915
Net (gain) loss on debt securities and other investments	1	(3)	1	1	—
Loss on disposal of a business	1	—	9	(1)	9
Income tax effects and adjustments [B]	(198)	(235)	(202)	(298)	(933)
Non-GAAP net income (loss)	$698	$746	$2,804	$563	$4,811

GAAP diluted net income (loss) per share	$0.85	$1.25	$8.42	$(0.07)	$10.43
Amortization of acquired technology	0.13	0.13	0.13	0.13	0.51
Amortization of other acquired intangible assets	0.42	0.42	0.42	0.43	1.70
Restructuring [A]	—	—	—	0.79	0.79
Professional fees for business combinations	—	—	—	0.02	0.02
Share-based compensation expense	1.75	1.67	1.59	1.74	6.75
Net (gain) loss on debt securities and other investments	0.01	(0.01)	—	—	—
Loss on disposal of a business	0.01	—	0.03	—	0.03
Income tax effects and adjustments [B]	(0.70)	(0.83)	(0.71)	(1.05)	(3.29)
Non-GAAP diluted net income (loss) per share	$2.47	$2.63	$9.88	$1.99	$16.94

Shares used in GAAP diluted per share calculations	283	284	284	280	284

Shares used in non-GAAP diluted per share calculations	283	284	284	283	284
[A]    Restructuring charges for the three and twelve months ended July 31, 2024 includes $25 million in share-based compensation expense. See "About Non-GAAP Financial Measures" for further information on restructuring charges.
[B]    As discussed in "About Non-GAAP Financial Measures - Income Tax Effects and Adjustments" following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and tax benefits related to share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 31, 2024	July 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,872	$3,609
Investments	486	465
Accounts receivable, net	426	457
Notes receivable held for investment, net	892	779
Notes receivable held for sale	10	3
Income taxes receivable	27	78
Prepaid expenses and other current assets	407	366
Current assets before funds receivable and amounts held for customers	5,120	5,757
Funds receivable and amounts held for customers	5,606	3,921
Total current assets	10,726	9,678

Long-term investments	90	131
Property and equipment, net	1,008	1,009
Operating lease right-of-use assets	538	411
Goodwill	13,844	13,844
Acquired intangible assets, net	5,662	5,820
Long-term deferred income tax assets	798	698
Other assets	527	541
Total assets	$33,193	$32,132

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$499	$499
Accounts payable	652	721
Accrued compensation and related liabilities	413	921
Deferred revenue	892	872
Income taxes payable	21	8
Other current liabilities	536	549
Current liabilities before funds payable and amounts due to customers	3,013	3,570
Funds payable and amounts due to customers	5,606	3,921
Total current liabilities	8,619	7,491

Long-term debt	5,625	5,539
Operating lease liabilities	592	458
Other long-term obligations	221	208
Total liabilities	15,057	13,696

Stockholders’ equity	18,136	18,436
Total liabilities and stockholders’ equity	$33,193	$32,132

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	October 31, 2024	October 31, 2023
Cash flows from operating activities:
Net income	$197	$241
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	44	33
Amortization of acquired intangible assets	157	158
Non-cash operating lease cost	19	22
Share-based compensation expense	511	495
Deferred income taxes	(91)	(126)
Other	63	28
Total adjustments	703	610
Originations and purchases of loans held for sale	—	(44)
Sales and principal repayments of loans held for sale	—	35
Changes in operating assets and liabilities:
Accounts receivable	31	33
Income taxes receivable	51	12
Prepaid expenses and other assets	(27)	(33)
Accounts payable	(75)	(5)
Accrued compensation and related liabilities	(507)	(232)
Deferred revenue	19	(159)
Income taxes payable	12	(565)
Operating lease liabilities	(22)	(20)
Other liabilities	(20)	30
Total changes in operating assets and liabilities	(538)	(939)
Net cash provided by (used in) operating activities	362	(97)
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(306)	(92)
Sales of corporate and customer fund investments	55	94
Maturities of corporate and customer fund investments	235	301
Purchases of property and equipment	(33)	(84)
Originations and purchases of loans held for investment	(666)	(377)
Sales of loans originally classified as held for investment	110	—
Principal repayments of loans held for investment	420	358
Other	(3)	10
Net cash provided by (used in) investing activities	(188)	210
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of discount and issuance costs	—	3,956
Repayments of debt	—	(4,200)
Proceeds from borrowings under secured revolving credit facilities	85	—
Proceeds from issuance of stock under employee stock plans	96	92
Payments for employee taxes withheld upon vesting of restricted stock units	(239)	(212)
Cash paid for purchases of treasury stock	(557)	(584)
Dividends and dividend rights paid	(296)	(260)
Net change in funds receivable and funds payable and amounts due to customers	1,672	2,040

Other	—	17
Net cash provided by financing activities	761	849
Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	—	(17)
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	935	945
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	7,099	2,852
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$8,034	$3,797
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the condensed consolidated balance sheets to the total amounts reported on the condensed consolidated statements of cash flows
Cash and cash equivalents	$2,872	$1,734
Restricted cash and restricted cash equivalents included in funds receivable and amounts held for customers	5,162	2,063
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$8,034	$3,797

Supplemental schedule of non-cash investing activities:
Transfers of loans originated or purchased as held for investment to held for sale	$113	$—

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending January 31, 2025
Revenue	$3,812	$3,845	$—		$3,812	$3,845
Operating income	$337	$357	$646	[a]	$983	$1,003
Diluted net income per share	$0.84	$0.90	$1.71	[b]	$2.55	$2.61

Twelve Months Ending July 31, 2025
Revenue	$18,160	$18,347	$—		$18,160	$18,347
Operating income	$4,649	$4,724	$2,592	[c]	$7,241	$7,316
Diluted net income per share	$12.34	$12.54	$6.82	[d]	$19.16	$19.36
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $486 million; amortization of other acquired intangible assets of approximately $120 million; amortization of acquired technology of approximately $37 million; and restructuring charges of approximately $3 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $1.9 billion; amortization of other acquired intangible assets of approximately $482 million; amortization of acquired technology of approximately $148 million; restructuring charges of approximately $14 million; and net losses on executive deferred compensation plan liabilities of $5 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, other income tax effects related to the use of the non-GAAP tax rate, and adjustments for a net loss on other long-term investments.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated November 21, 2024 contains non-GAAP financial measures. Table B1, Table B2, and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures. Beginning in the first quarter of fiscal 2025, we exclude from our non-GAAP measures gains and losses from the revaluation of our executive deferred compensation plan liabilities, and the related gains and losses on our executive deferred compensation plan assets. Prior periods have not been reclassified as amounts are immaterial.

We exclude the following items from all of our non-GAAP financial measures:

•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Restructuring charges
•Share-based compensation expense
•Gains and losses on executive deferred compensation plan liabilities
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees and transaction costs for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•Gains and losses on debt securities and other investments
•Gains and losses on executive deferred compensation plan assets
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, restructuring, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists and trade names.

Restructuring charges. This consists of costs incurred as a direct result of discrete strategic restructuring actions, including, but not limited to severance and other one-time termination benefits, and other costs, which are different in terms of size, strategic nature, and frequency than ongoing productivity and business improvements.

Share-based compensation expense. This consists of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Gains and losses on executive deferred compensation plan liabilities. We exclude from our non-GAAP financial measures gains and losses on the revaluation of our executive deferred compensation plan liabilities.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees and transaction costs for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt securities and other investments. We exclude from our non-GAAP financial measures credit losses on available-for-sale debt securities and gains and losses on other investments.

Gains and losses on executive deferred compensation plan assets. We exclude from our non-GAAP financial measures gains and losses on the revaluation of our executive deferred compensation plan assets.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our long-term projections, we are using a long-term non-GAAP tax rate of 24% for fiscal 2024 and fiscal 2025. This long-term non-GAAP tax rate could be subject to change for various reasons including significant acquisitions, changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of businesses and long-lived assets.